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                                                                     EXHIBIT 4.1

                             INFINITI SOLUTIONS LTD
 (Incorporated in the Republic of Singapore under the Companies Act, Chapter 50)

CERTIFICATE NUMBER                                              NUMBER OF SHARES

                                                             ACCOUNT NUMBER:
REGISTERED OFFICE: 17 Changi Business Park Central 1,        _______________
                     #06-09 Honeywell Building, Singapore 486073

                                                          NAME
THIS IS TO CERTIFY THAT                                 ADDRESS 1
                                                        ADDRESS 2

IS/ARE THE REGISTERED HOLDER(S) OF         XXXX ORDINARY SHARES OF US$0.10 EACH

FULLY PAID, IN INFINITI SOLUTIONS LTD

SUBJECT TO THE PROVISIONS MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

GIVEN UNDER THE SHARE SEAL OF THE COMPANY ON ____ DAY OF _________, 2004.

                                        _______________________________________
                                                        Director

                                        _______________________________________
                                                        Secretary

NOTE: No transfer of any portion of the shares comprised in this Certificate will be registered unless this Certificate is delivered to the Registrar, [To Be Determined].